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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

To the Board of Directors and Shareholders
ChromaVision Medical Systems, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 and in the prospectus related to this registration statement of our report dated February 3, 1998, with respect to the balance sheets of ChromaVision Medical Systems, Inc. (a development stage enterprise) as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997 and for the cumulative development stage from April 1, 1993 (inception) through December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of ChromaVision Medical Systems, Inc. and to the reference of our firm under the heading "Interests of Named Experts and Counsel."

Orange County, California
September 23, 1998